Exhibit 99.1

News

Intellinetics, Inc. Reports

Fourth Quarter and Year End Results

Realigned Business Strategy Yields Positive Results

COLUMBUS, OH – (March 31, 2015) – Intellinetics, Inc. (OTCQB: INLX), a leading-edge technology company focused on the design, implementation and management of cloud-based Enterprise Content Management (ECM) systems in both the public and private sectors, announced financial results for the fourth quarter and year ended December 31, 2014.

Fourth Quarter Key Metrics Trending Positively

•	Revenue increased 57%
•	Gross margins increased 11%
•	Operating expenses increased 3%
•	Net loss narrowed 43%

IntelliCloud™ – Powered by the Intel® NUC

IntelliCloud, data storage and cloud computing enabled technology, is delivered to the market by our channel partners as a turnkey solution to reduce operational costs and increase document accessibility and security for SMEs (small to medium enterprises).

New Focused Strategy Drives Revenue Growth

The advancement of Intellinetics’ three complimentary paths to grow distribution of new solutions and its IntelliCloud program include:

~~•~~	Office Equipment Dealers (OED) - Added a channel manager dedicated to OED partner recruitment and on-boarding
•	Enterprise Content Management (ECM) Providers – Added a channel manager dedicated to ECM partner recruitment and on-boarding.
~~•~~	Partner-Driven Direct Sales - Tighter collaboration with software partners to increase penetration into existing user base.

Summary - Fourth Quarter Results

Revenues for the three months ended December 31, 2014 were $543,576, as compared with $347,061 for the same period in 2013, an increase of $196,515, or 57%, primarily attributable to increases in revenues from the sale of software and software as a service. Overall gross margins were 80% and 69% for the three months ended December 31, 2014 and 2013, respectively, an increase of 11%.

Expenses were $667,845 for the three months ended December 31, 2014, as compared with $646,195 for the three months ended December 31, 2013, representing an increase of $21,650 or 3%. The increase in expenses is primarily due to an increase in consulting services and a decrease in general and administration personnel.

Intellinetics reported a net loss of $233,495 and $407,598 for the three months ended December 31, 2014 and 2013, respectively, representing a decrease in net loss of $174,103, or 43%.

Summary - Year End Results

For the year ended December 31, 2014, the Company’s revenues were $1,485,873, as compared with $1,554,185 for the same period in 2013, a decrease of $68,312 or 4%, primarily attributable to decreases in revenues from the sale of professional services. Overall gross margins were 80% and 62% for the twelve months ended December 31, 2014 and 2013, respectively, an increase of 18%.

Operating expenses for the twelve months ended December 31, 2014 and 2013 were $2,833,488 and $3,108,660 respectively, a decrease of $275,172 or 9%. The decrease in operating expenses was primarily due to a reduction in sales and marketing expense and a decrease in administrative expenses from the reduction in personnel offset by consulting fees.

For the twelve months ended December 31, 2014 and 2013, the Company reported a net loss of $1,648,641 and $2,139,704, respectively, representing a decrease of $491,063 or 23%.

Matthew L. Chretien, President and CEO of Intellinetics, stated, “I am more than pleased at the progress we have made over the past year, particularly the last half of the year. I am convinced that 2015 is the year we will show significant financial progress in both material growth and profitability.

“It is our goal to become a meaningful provider to the nearly $6 billion ECM market. We now have a focused strategy, along with the necessary resources, to significantly advance our IntelliCloud program. Our fourth quarter results – and the 72% increase in quarter-over-quarter revenues – show me that we are solidly moving in the right direction.

“Two new channel managers, one for OED and one for ECM business segments, are already producing results. The early positive impact on performance of our channel and partner-focused strategy is evidenced by the addition of 13 new channel partners in Q4.”

Chretien continued, “Partner-driven direct sales were a strong revenue contributor in Q4 due to a faster ramp-up with the advantage of proprietary integration that delivers the unique value of turnkey integration to customers’ existing installation base. These contributions were meaningful while our new and expanding OED / ECM partner network began to build sales funnels based upon Intellinetics solutions they now sell.”

A video of the power, innovation, and channel value of the IntelliCloud Partner Program highlighting other market leaders that are a part of the growing IntelliCloud eco-system can be seen at http://www.intel.com/content/www/us/en/nuc/nuc-intellinetics-video.html?wapkw=intellinetics

About Intellinetics, Inc.

Intellinetics, Inc., formerly known as GlobalWise Investments, Inc., is a Columbus, Ohio-based Enterprise Content Management (ECM) solutions company. Intellinetics partnered with Intel to build its next generation IntelliCloud Channel Program that creates a selling advantage for partners by empowering them to easily embed branded, cloud/premise-based document solutions as a feature of the hardware or managed services they already provide. IntelliCloud gives dealers a “deploy once, use many” model, where one IntelliCloud customer sale/activation created endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit: www.Intellinetics.com

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding Intellinetics’ intentions, beliefs, expectations, representations, projections, plans or strategies regarding the future are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow or adequacy of capital resources, market acceptance risks, technical development risks, and other risk factors. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics and its Affiliates on its website or at www.intellinetics.com or at www.sec.gov.

Contact:

Matthew L. Chretien, President and CEO

Intellinetics, Inc.

614-388-8909 matt@intellinetics.com

Part I Financial Information

Item 1. Financial Statements

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

ASSETS

	December 31,	December 31,
	2014	2013

Current assets:
Cash	$184,081	$260,560
Accounts receivable, net	99,061	144,071
Prepaid expenses and other current assets	45,668	39,242

Total current assets	328,810	443,873

Property and equipment, net	28,671	53,226
Other assets	27,809	28,925

Total assets	$385,290	$526,024

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$615,305	$500,322
Deferred revenues	563,998	482,428
Deferred compensation	215,012	-
Notes payable - current	756,614	391,266
Notes payable - related party - current	1,549,965	320,000
Total current liabilities	3,700,894	1,694,016

Long-term liabilities:
Deferred compensation	-	215,012
Notes payable - net of current portion	543,615	1,114,394
Notes payable - related party	217,479	222,915
Deferred interest expense	103,242	83,942
Other long-term liabilities - related parties	73,769	36,938

Total long-term liabilities	938,105	1,673,201

Total liabilities	4,638,999	3,367,217

Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 7,123,074 and 6,765,930
shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	14,124	54,363
Additional paid-in capital	5,189,178	4,912,814
Accumulated deficit	(9,457,011)	(7,808,370)
Total stockholders' deficit	(4,253,709)	(2,841,193)
Total liabilities and stockholders' deficit	$385,290	$526,024

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

	For the Year Ended December 31,
	2014	2013

Revenues:
Sale of software	$223,276	$263,992
Software as a service	189,945	138,607
Software maintenance services	865,743	856,755
Professional services	144,809	251,610
Third Party services	62,100	43,221

Total revenues	1,485,873	1,554,185

Cost of revenues:
Sale of software	55,677	311,994
Software as a service	30,421	27,592
Software maintenance services	124,811	124,867
Professional services	38,857	30,878
Third Party services	51,260	89,898

Total cost of revenues	301,026	585,229

Gross profit	1,184,847	968,956

Operating expenses:
General and administrative	1,753,504	2,087,169
Sales and marketing	804,916	826,396
Depreciation	24,312	26,465

Total operating expenses	2,582,732	2,940,030

Loss from operations	(1,397,885)	(1,971,074)

Other income (expense)
Derivative gain	-	15,470
Interest expense, net	(250,756)	(184,100)

Total other income (expense)	(250,756)	(168,630)

Net loss	$(1,648,641)	$(2,139,704)

Basic and diluted net loss per share:	$(0.24)	$(0.33)

Weighted average number of common shares
outstanding - basic and diluted	6,856,928	6,469,936